EXHIBIT 10.2
HCP, INC.
RETENTIVE LTIP RSU AGREEMENT
THIS RETENTIVE LTIP RSU AGREEMENT (this “Agreement”) is effective as of [_____], 20[__] (the “Award Date”) by and between HCP, Inc., a Maryland corporation (the “Corporation”), and [_____] (the “Participant”).
W I T N E S S E T H
WHEREAS, the Compensation Committee of the Board of Directors of the Corporation (the “Committee”) has determined that the Participant is eligible to receive an award of restricted stock units, as described below; and
WHEREAS, pursuant to the HCP, Inc. 2014 Performance Incentive Plan, as amended and/or restated from time to time (the “Plan”), the Corporation hereby grants to the Participant, effective as of the date hereof, an award of restricted stock units under the Plan (the “Award”), upon the terms and conditions set forth herein and in the Plan.
NOW THEREFORE, in consideration of services rendered and to be rendered by the Participant, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:
1.Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Plan.
2.    Grant. Subject to the terms of this Agreement, the Corporation hereby grants to the Participant an award (the “Award”) of [_____] stock units (the “Stock Units”). As used herein, the term “stock unit” means a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Corporation’s Common Stock solely for purposes of the Plan and this Agreement. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Stock Units vest pursuant to Section 3. The Stock Units shall not be treated as property or as a trust fund of any kind. The Committee is the Administrator of the Plan for purposes of the Stock Units. The Award is subject to all of the terms and conditions set forth in this Agreement, and is further subject to all of the terms and conditions of the Plan, as it may be amended from time to time, and any rules adopted by the Committee, as such rules are in effect from time to time.
3.    Vesting. Subject to Section 8, the Award shall vest and become nonforfeitable with respect to one-third of the total number of the Stock Units on each of the first, second and third anniversaries of the Award Date. Notwithstanding the foregoing, no portion of the Award will vest unless the Corporation’s Normalized FFO Per Share, as defined in the Corporation’s [____] Cash Incentive Plan, with respect to the [____] calendar year equals or exceeds $[____].
4.    Continuance of Employment. Except as otherwise expressly provided in Section 8, the vesting schedule requires continued employment through each applicable vesting date, as provided in Section 3, as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement. Employment for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment as provided in Section 8 below or under the Plan.
Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Corporation or any of its Subsidiaries, affects the Participant’s status as an employee at will who is subject to termination without Cause (as defined herein), confers upon the Participant any right to remain employed by or in service to the Corporation or any of its Subsidiaries, interferes in any way with the right of the Corporation or any of its Subsidiaries at any time to terminate such employment or services, or affects the right of the Corporation or any of its Subsidiaries to increase or decrease the Participant’s other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.
5.    Dividend and Voting Rights.
(a)    Limitations on Rights Associated with Units. The Participant shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Section 5(b) with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Participant.
(b)    Dividend Equivalent Rights. As of any date that the Corporation pays an ordinary cash dividend on its Common Stock, the Corporation shall pay the Participant an amount equal to the per share cash dividend paid by the Corporation on its Common Stock on such date multiplied by the number of Stock Units remaining subject to the Award as of the related dividend payment record date. No such payment shall be made with respect to any Stock Units which, as of such record date, have either been paid pursuant to Section 7 or terminated pursuant to Section 8.
6.    Restrictions on Transfer. Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.
7.    Timing and Manner of Payment; Minimum Holding Period Requirement.
(a)    Timing and Manner of Payment. As soon as administratively practical following each vesting of the applicable portion of the total Award pursuant to the terms hereof (and in all events within sixty (60) days after such vesting event), the Corporation shall deliver to the Participant a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal to the number of Stock Units subject to the Award that vest on such vesting event; provided, however, that in the event that the vesting and payment of the Stock Units is triggered by the Participant’s “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h)) and the Participant is a “specified employee” (within the meaning of Treasury Regulation Section 1.409A-1(i)) on the date of such separation from service, the Participant shall not be entitled to any payment of the Stock Units until the earlier of (a) the date which is six months after the Participant’s separation from service with the Corporation for any reason other than death, or (b) the date of the Participant’s death, if and to the extent such delay in payment is required to comply with Section 409A of the Code. The Corporation’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares with respect to the vested Stock Units deliver to the Corporation any representations or other documents or assurances that the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements. The Participant shall have no further rights with respect to any Stock Units that are paid or that terminate pursuant to this Agreement.
(b)    Minimum Holding Period Requirement. As to any shares of Common Stock acquired by the Participant in payment of the Stock Units that vest pursuant to the Award, the Participant agrees that the Participant will not sell, pledge, assign, hypothecate, transfer or otherwise dispose of such shares prior to the date that is one (1) year after the date the Stock Units to which such shares related became vested in accordance with the terms of the Award (for example, if 100 shares of Common Stock were acquired upon payment of 100 Stock Units that became vested on a particular date, such one-year period would commence as of such vesting date as to those 100 shares); provided, however, that the restrictions set forth in this Section 7(b) shall (i) not apply to any shares withheld or reacquired by the Corporation to satisfy tax withholding obligations as contemplated by Section 10, (ii) not apply to any shares sold by the Participant to satisfy any tax liability arising in connection with the payment of the Stock Units (to the extent such tax liability exceeds the tax withholding amounts applicable to such Stock Unit payment), (iii) not apply to any transfer of shares made without consideration (or for only nominal consideration) to a “family member” (as such term is defined in the SEC General Instructions to a Registration Statement on Form S-8) of the Participant solely for purposes of estate or tax planning, and provided the transfer restrictions on such shares continue in effect after any such transfer, and (iv) lapse upon the Participant’s death or Disability or as otherwise provided by the Corporation. The Corporation may provide for any shares of Common Stock acquired under the Award and issued in book-entry form to include notations regarding the restrictions on transfer imposed under this Section 7(b) (or, as to any such shares issued in certificate form, provide for such certificates to bear appropriate legends regarding such transfer restrictions).
8.    Termination of Employment or Services. Notwithstanding any provisions to the contrary in any employment agreement, the HCP, Inc. Executive Severance Plan (as it may be amended from time to time, the “Severance Plan”), the HCP, Inc. Change in Control Severance Plan (or successor plan) (as it may be amended from time to time, the “CIC Severance Plan”), or any other severance plan adopted by the Corporation, the provisions set forth in this Section 8 are applicable in the event of a termination of the Participant’s employment with the Corporation and its Subsidiaries.
(a)    Qualifying Termination. If the Participant ceases to be employed by the Corporation or one of its Subsidiaries (the date of such termination of employment is referred to as the Participant’s “Severance Date”) as a result of (i) the Participant’s death or Disability, (ii) a termination of employment by the Corporation or one of its Subsidiaries without Cause (as defined herein, and whether before or after a Change in Control Event), or (iii) a termination of employment by the Participant for Good Reason (as defined herein) upon or following a Change in Control Event with respect to the Corporation, then, subject to the release requirement set forth in the following paragraph, the Participant’s Stock Units, to the extent such units are not then vested and without regard to the last sentence of Section 3, shall become fully vested as of the Severance Date and shall be paid in accordance with Section 7.
Any acceleration of vesting pursuant to the preceding paragraph (other than in connection with the Participant’s death) is subject to the condition precedent that (x) the Participant has fully executed a valid and effective release (in the form attached to the Severance Plan or, if such release is executed on or after a Change in Control Event, in the form attached to the CIC Severance Plan, or in either case such other form as the Committee may reasonably require in the circumstances, which other form shall be substantially similar to the form attached to the Severance Plan or the CIC Severance Plan, as the case may be, that would otherwise apply in the circumstances but with such changes as the Committee may determine to be required or reasonably advisable in order to make the release enforceable and otherwise compliant with applicable laws), (y) such executed release is delivered by the Participant to the Corporation so that it is received by the Corporation in the time period specified below, and (z) such release is not revoked by the Participant (pursuant to any revocation rights afforded by applicable law). In order to satisfy the requirements of this paragraph, the Participant’s release referred to in the preceding sentence must be delivered by the Participant to the Corporation so that it is received by the Corporation no later than twenty-five (25) calendar days after the Participant’s Severance Date (or such later date as may be required for an enforceable release of the Participant’s claims under the United States Age Discrimination in Employment Act of 1967, as amended (“ADEA”), to the extent the ADEA is applicable in the circumstances, in which case the Participant will be provided with either twenty-one (21) or forty-five (45) days, depending on the circumstances of the termination, to consider the release). In addition, the Corporation may require that the Participant’s release be executed no earlier than the Participant’s Severance Date. If the period during which the Participant is permitted to consider the release in accordance with this paragraph begins in one calendar year and ends in a second calendar year, the payment of any Stock Units that accelerate pursuant to the preceding paragraph shall be made in accordance with Section 7 but in all events in the second calendar year.
(b)    Forfeiture of Stock Units upon Certain Terminations of Employment. If the Participant ceases to be employed by the Corporation or one of its Subsidiaries as a result of (i) a termination of employment by the Corporation or one of its Subsidiaries for Cause, or (ii) a termination of employment by the Participant, excluding any termination contemplated by Section 8(a) (other than a termination contemplated by Section 8(a) but as to which the

Participant did not timely satisfy any applicable release requirement pursuant to Section 8(a)) and subject to the next paragraph, the Participant’s Stock Units shall be automatically terminated to the extent such units have not become vested pursuant to Section 3 hereof upon the Severance Date.
If, however, the Participant ceases to be employed by the Corporation or one of its Subsidiaries and such termination of employment is a result of a retirement or resignation by the Participant (other than (x) any termination contemplated by Section 8(a) and (y) a termination of employment by the Corporation or one of its Subsidiaries for Cause) and, immediately after such termination of employment, the Participant is a member of the Board or provides consulting services to the Corporation or one of its Subsidiaries under a written consulting agreement entered into by and between the Participant and the Corporation or one of its Subsidiaries, then the termination of employment rules of the preceding paragraph shall not apply when the Participant ceases to be employed by the Corporation or one of its Subsidiaries but shall apply if and when, and effective as of the time that, the Participant ceases to be a member of the Board or ceases to provide consulting services to the Corporation or one of its Subsidiaries under such a written consulting agreement. For clarity, the Participant’s obligations under a confidentiality, noncompetition, non-solicitation, cooperation or similar clause or agreement shall not constitute “consulting services” for purposes of the preceding sentence.
(c)    Termination of Stock Units. If any unvested Stock Units are terminated pursuant to Section 8(b), such Stock Units shall automatically terminate and be cancelled as of the Severance Date without payment of any consideration by the Corporation and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be.
(d)    Definitions. As used in this Agreement:
(i)    “Cause” shall have the meaning set forth in the Severance Plan; provided, however, that upon and after a Change in Control Event “Cause” shall have the meaning set forth in the CIC Severance Plan.
(ii)    “Disability” means a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator).
(iii)    “Good Reason” shall have the meaning set forth in the CIC Severance Plan.
9.    Adjustments Upon Specified Events; Change in Control Event.
(a)    Adjustments. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Administrator shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are paid pursuant to Section 5(b).
(b)    Change in Control Event. Upon the occurrence of an event contemplated by Section 7.2 or 7.3 of the Plan and notwithstanding any provision of Section 7.2 or 7.3 of the Plan, any employment agreement, the CIC Severance Plan (or successor plan) or any other severance plan adopted by the Corporation, the Award (to the extent outstanding at the time of such event) shall continue in effect in accordance with its terms following such event (subject to adjustment in connection with such event pursuant to Section 7.1 of the Plan); provided, however, that the Administrator shall determine, in its sole discretion, whether the vesting of the Stock Units will accelerate in connection with such event and the extent of any such accelerated vesting; provided, further, that any Stock Units that are so accelerated will be paid on or as soon as administratively practical following (and in all events no later than thirty (30) days following) such event.
10.    Tax Withholding. Upon vesting of any Stock Units or any distribution of shares of Common Stock in respect of the Stock Units, the Corporation shall reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value, to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such distribution of shares at the minimum applicable withholding rates; provided, however, that in the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Stock Units, the Corporation (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.
11.    Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Corporation’s payroll records. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Participant is no longer an Eligible Person, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 11.
12.    Plan. The Award and all rights of the Participant under this Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Agreement. The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.
13.    Entire Agreement. This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section 8.6 of the Plan. Any such amendment must be in writing and signed by the Corporation. Any such amendment that materially and adversely affects the Participant’s rights under this Agreement requires the consent of the Participant in order to be effective with respect to the Award. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof. The Participant acknowledges receipt of a copy of this Agreement, the Plan and the Prospectus for the Plan.
14.    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to the Stock Units, as and when payable hereunder. The Award has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant.
15.    Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
16.    Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.
17.    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland without regard to conflict of law principles thereunder.
18.    Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Agreement shall be construed and interpreted consistent with that intent.
19.    Clawback Policy. The Stock Units are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Stock Units or any shares of Common Stock or other cash or property received with respect to the Stock Units (including any value received from a disposition of the shares acquired upon payment of the Stock Units).
* * *
[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date first written above.

HCP, Inc.

By
__________________________________________
Name:
Title:

Participant

__________________________________________
Name: